[Execution Copy]
                               3,110,320 SHARES

                              BANK UNITED CORP.

                             CLASS A COMMON STOCK

                         U.S. UNDERWRITING AGREEMENT


                                                              February 5, 1997

LEHMAN BROTHERS INC.,
As Representative of the several
  Underwriters named in Schedule 1
Three World Financial Center
New York, New York 10285

Dear Sirs:

            Certain stockholders of Bank United Corp., a Delaware corporation (the "Company"), named in Schedule 2 hereto (the "Participating Selling Stockholders") propose to sell an aggregate of 3,110,320 shares (the "Firm Stock") of the Company's Class A common stock, par value $0.01 per share ("Common Stock"). In addition, the Participating Selling Stockholders propose to grant to the several Underwriters named in Schedule 1 hereto (the "U.S. Underwriters") an option to purchase up to an additional 311,033 shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement with you (the "Representative") and the other U.S. Underwriters on whose behalf you are acting, concerning the purchase of the Stock from the Participating Selling Stockholders by the U.S. Underwriters.

            It is understood by all parties that the Participating Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Participating Selling Stockholders of an aggregate of 855,360 shares of Common Stock (including the over-allotment option thereunder) (the "International Stock") through arrangements with certain underwriters outside the United States (the "International Managers"), for whom Lehman Brothers International (Europe) is acting as lead manager. The U.S. Underwriters and the International Managers simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Except as used in Sections 3, 4, 5, 11 and 12 hereof, and except as the context may otherwise require, references herein to the Stock shall include all the shares of Common Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement.

            (1) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE BANK. Each of the Company and its subsidiary Bank United, a federally chartered savings bank (the "Bank"), represents and warrants to each U.S. Underwriter and each Participating Selling Stockholder, as of each Delivery Date referred to in Section 5 hereof, and agrees with each U.S. Underwriter, as follows:

            (a) Compliance with Registration Requirements. A registration statement on Form S-1, including a basic prospectus for registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of shares of Common Stock, including the Stock, from time to time in accordance with Rule 415 of the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act by certain of the stockholders of the Company listed in such basic prospectus, including the Participating Selling Stockholders, and an amendment to such registration statement (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the "1933 Act Regulations") of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) has become effective under the Securities Act. Copies of such registration statement and the amendment thereto have been delivered by the Company to you as Representative. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, became or was declared effective by the Commission. "Registration Statement" means such registration statement, including the exhibits and any schedules, as amended at the Effective Time, and any Rule 430A Information (as defined below).

            Two forms of prospectus are to be used in connection with the offering and sale of the Stock: one relating to the Stock (the "Form of U.S. Prospectus") and one relating to the International Stock (the "Form of International Prospectus"). Each of the Form of U.S. Prospectus and the Form of International Prospectus consists of (a) a "Basic Prospectus", which is the prospectus included in the Registration Statement, and (b) a "Prospectus Supplement", relating specifically to the Stock and the International Stock, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Securities Act. For purposes of offers and sales of the Stock in Canada, the Form of U.S. Prospectus also consists of an additional front cover and back cover page which complies in all respects with all applicable laws in each of the provinces and territories of Canada, the respective regulations under such laws and the applicable published policy statements of the securities regulatory authorities in such jurisdiction. The Form of International Prospectus is identical to the Form of U.S. Prospectus used for offers and sales in the United States, except for the front cover and back cover pages. The term "Prospectus", as used herein, shall refer to the Basic Prospectus as so supplemented by the relevant Prospectus Supplement. The information included in such prospectuses that was omitted from the Registration Statement at the Effective Time but that is deemed to be part of the Registration Statement at the Effective Time pursuant to paragraph
      (b) of Rule 430A is referred to as "Rule 430A Information". Each Form of U.S. Prospectus and each Form of International Prospectus, and any prospectus that omitted Rule 430A Information, that was used after the Effective Time and prior to the execution and delivery of this Agreement, is herein called a "Preliminary Prospectus". The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectuses in the forms first furnished to the U.S. Underwriters and the International Managers for use in connection with the offering of the U.S. Stock or the International Stock, respectively, are herein called the "U.S. Prospectus" and the "International Prospectus". For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the U.S. Prospectus, the International Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). The term "Prospectus" shall, unless the context otherwise requires, hereinafter refer to the U.S. Prospectus and the International Prospectus.

            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they became or become effective or were or are filed with the Commission, as the case may be, conformed or will conform in all respects to the requirements of the Securities Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any U.S. Underwriter or International Manager specifically for inclusion therein.

            (b) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the 1933 Act Regulations.

            (c) Financial Statements. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be noted therein. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP, except as may be noted therein, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (d) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, stockholders' equity, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) except for regular quarterly dividends on the Bank Preferred Stock (as defined in the Prospectus) in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Bank or the Company on any class of its capital stock.

            (e) Good Standing of the Company. Each of the Company, the Bank and each subsidiary of the Company or the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (f) The Bank; Other Subsidiaries.S

                  (i) The Bank is the only "significant subsidiary" of the
            Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Schedule E hereto which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation (the "FDIC").

                  (ii) The Bank has been duly organized and is validly existing as a federally chartered savings bank in good standing under the laws of the United States, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (iii) All of the issued and outstanding capital stock of the
            Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

            (g) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (h) Authorization of Agreement. This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by each of the Company and the Bank.

            (i) Authorization and Description of Offer Stock. The sale of the Common Stock to the U.S. Underwriters and the International Managers by the Participating Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

            (j) Absence of Defaults and Conflicts. Neither the Company, the Bank, nor any of their respective subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained

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
      in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Bank, or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, or any of their respective subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated thereby and compliance by each of the Company and the Bank with its respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not result in any violation of the provisions of the charter or by-laws of the Company, the Bank, or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

            (k) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (l) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, as the case may be, threatened, against or affecting the Company, the Bank, or any of their respective subsidiaries, which individually or in the aggregate for all such actions, suits, proceedings, inquiries or investigations is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Underwriting Agreement or the performance by the Company or the Bank of their respective obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Bank, or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, the Bank, or any of their respective subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. No cease and desist order has been entered by the Office of Thrift Supervision (the "OTS") or the FDIC against the Company, the Bank or any of their respective subsidiaries.

            (m) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (n) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (o) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, including, without limitation, the OTS and the FDIC, is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering or sale of the Stock hereunder and under the International Underwriting Agreement, for the consummation of the transactions contemplated hereby or thereby or for the other transactions described in the Registration Statement under the caption "The Company -- Background of the Offering," except such as have been already obtained or will have been obtained or made prior to the First Delivery Date (as defined below) or as may be required under the Securities Act or the 1933 Act Regulations or state securities laws.

            (p) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (q) Title to Property. The Company and its subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Prospectus as owned by the Company and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (r) Investment Company Act. The Company is not, and upon the sale of the Stock as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

            (s) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) the Company, the Bank and each of their respective subsidiaries is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company, the Bank and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
      (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Bank or any of their respective subsidiaries and (iv) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Bank or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (t) Registration Rights. Except as described in the Registration Statement or as set forth in any document or agreement described in the Registration Statement as containing such rights, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank, under the Securities Act or otherwise.

            (u) Accounting. Each of the Company and the Bank maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (v) Payments To the knowledge of each of the Company and the Bank, neither the Company, the Bank nor any employee or agent of the Company or the Bank has made any payment of funds of the Company or the Bank or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (w) Taxes Each of the Company and the Bank has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and each of the Company and the Bank is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

            (x) Bank Holding Company. In the event the Company shall become either directly or indirectly a bank holding company for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder (the "BHC Rules"), the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

            2. REPRESENTATIONS AND WARRANTIES BY THE PARTICIPATING SELLING STOCKHOLDERS. Each Participating Selling Stockholder severally represents and warrants (on behalf of itself and not as to any other Participating Selling Stockholder or person) to each U.S. Underwriter and the Company as of the date hereof and as of each Delivery Date, and agrees with each U.S. Underwriter, as set forth below, except that each of Equitable Deal Flow Fund L.P., Equitable Capital Partners L.P. and Equitable Capital Partners (Retirement Fund) L.P. (collectively, "Equitable") is not a party to the Power of Attorney (as defined below) and accordingly does not make the following representations and warranties to the extent they relate to the Power of Attorney:

            (a) ACCURACY OF INFORMATION REGARDING PARTICIPATING SELLING STOCKH(i)ER Accuracy of Information Regarding Selling Stockholder. The information set forth in the Registration Statement in the chart on page 123 thereof under the caption "Selling Stockholders" which specifically relates to such Participating Selling Stockholder did not, at the date the Registration Statement became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the information set forth in the Basic Prospectus in the chart on page 123 thereof under the caption "Selling Stockholders" and the Prospectus Supplement under the caption "Participating Selling Stockholders" which specifically relates to such Participating Selling Stockholder (as to each Participating Selling Stockholder, the "Participating Selling Stockholder Information"), at the date hereof and on each Delivery Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (b) Authorization of Agreements. Such Participating Selling Stockholder has the full right, power and authority to enter into this Agreement and the International Underwriting Agreement, a Power of Attorney (the "Power of Attorney") and a Custody Agreement (as defined below) and to sell, transfer and deliver the Stock to be sold by such Participating Selling Stockholder hereunder. The execution and delivery of this Agreement and the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Stock to be sold by such Participating Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Participating Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Stock to be sold by such Participating Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Participating Selling Stockholder is a party or by which such Participating Selling Stockholder may be bound, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Participating Selling Stockholder, if applicable, or (assuming the offering of the Stock is conducted in accordance with the Securities Act and applicable state securities laws) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Participating Selling Stockholder or any of its properties.

            (c) Good and Valid Title. Such Participating Selling Stockholder has and will at the First Delivery Date and, if any Option Stock is purchased, on the Second Delivery Date (as defined below), have good and valid title to the Stock to be sold by such Participating Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement, the International Underwriting Agreement and the Letter Agreement (as defined in the Prospectus); and upon delivery of such Stock and payment of the purchase price therefor as contemplated herein and therein, assuming each U.S. Underwriter and International Manager has no notice of any adverse claim, each of the U.S. Underwriters and the International Managers will receive good and valid title to the Stock purchased by it from such Participating Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

           (d) Due Execution of Power of Attorney and Custody Agreement. Such Participating Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representative, the Power of Attorney appointing Salvatori A. Ranieri, Patricia A. Sloan or either of them, as attorney(s)-in-fact (the "Attorney(s)-in-Fact") and a Custody Agreement, with The Bank of New York (the "Custodian") as custodian (the "Custody Agreement"), and the Custodian is authorized to accept payment for, and, upon receipt of such payment and written instructions from such Participating Selling Stockholder or the Attorney-in-Fact, as the case may be, to deliver, the Stock to be sold by such Participating Selling Stockholder hereunder; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 9(k) hereof on behalf of such Participating Selling Stockholder, to sell, assign and transfer to the U.S. Underwriters and the International Managers the Stock to be sold by such Participating Selling Stockholder hereunder and under the International Underwriting Agreement, to determine the purchase price to be paid by the U.S. Underwriters and the International Managers to such Participating Selling Stockholder, as provided in Section 3 hereof, to authorize the delivery of the Stock to be sold by such Participating Selling Stockholder hereunder and under the International Underwriting Agreement, to accept payment therefor, and otherwise to act on behalf of such Participating Selling Stockholder in connection with this Agreement and the International Underwriting Agreement.

            (e) Absence of Manipulation. Such Participating Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

            (f) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Participating Selling Stockholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Stock hereunder and under the International Underwriting Agreement or the consummation of the transactions contemplated hereby and thereby, except such as may have previously been made or obtained or will have been obtained or made prior to the

      First Delivery Date or as may be required under the Securities Act or the 1933 Act Regulations or state securities laws.

            (g) Certificates Suitable for Transfer. Certificates for all of the Stock to be sold by such Participating Selling Stockholder pursuant to this Agreement and the International Underwriting Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Stock to the U.S. Underwriters and the International Managers pursuant to this Agreement and the International Underwriting Agreement.

             (h) NO ASSOCIATION WITH NATIONAL ASSOCIATION OF SECURITIES DEALER(ix)NCNo Association with NASD. Except as disclosed by such Participating Selling Stockholder in writing to the Representative, neither such Participating Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, (q) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

            3. PURCHASE OF THE STOCK BY THE U.S. UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Participating Selling Stockholder, severally and not jointly, agrees to sell the number of shares of Firm Stock set opposite its name in Schedule 2 hereto to the several U.S. Underwriters, and each of the U.S. Underwriters, severally and not jointly, agrees to purchase from each Participating Selling Stockholder, at a purchase price of 96.5% of the price to the public thereof, the number of shares of Firm Stock set opposite that U.S. Underwriter's name in Schedule 1 hereto. Each U.S. Underwriter shall be obligated to purchase from each Participating Selling Stockholder that number of shares of Firm Stock which represents the same proportion of the number of shares of Firm Stock to be sold by each Participating Selling Stockholder as the number of shares of Firm Stock set forth opposite the name of such U.S. Underwriter in Schedule 1 represents of the total number of shares of Firm Stock to be purchased by all of the U.S. Underwriters pursuant to this Agreement. The respective purchase obligations of the U.S. Underwriters with respect to the Firm Stock shall be rounded among the U.S. Underwriters to avoid fractional shares, as the Representative may determine.

            In addition, the Participating Selling Stockholders grant to the U.S. Underwriters an option to purchase up to 311,033 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such U.S. Underwriters in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price to the public of both the Firm Stock and any Option Stock shall be $29.00 per share.

            The Participating Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date, as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

            4. OFFERING OF STOCK BY THE U.S. UNDERWRITERS. Upon authorization by the Representative of the release of Firm Stock, the several U.S. Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

            Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States.

            5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, at 10:00 A.M., New York City time, on the third (fourth, if the pricing occurs after 4:30 P.M. New York City time on any given day) full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representative, the Company and the Participating Selling Stockholders. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Participating Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representative for the account of each U.S. Underwriter against payment of the purchase price by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Participating Selling Stockholder's Custody Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Participating Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

            At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 hereof may be exercised by written notice being given to the Participating Selling Stockholders by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date, nor earlier than the second business day after the date on which the option shall have been exercised, nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date").

            Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representative and the Participating Selling Stockholder) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Participating Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each U.S. Underwriter against payment of the purchase price by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Participating Selling Stockholder's Custody Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Participating Selling Stockholders shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

            6.    FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

            (a) To prepare a Prospectus including the Rule 430A Information in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended or supplemented Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) To furnish promptly to the Representative and to counsel for the U.S. Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and
      (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to prepare and furnish without charge to each U.S. Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

            (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the 1933 Act Regulations, to furnish a copy thereof to the Representative and counsel for the U.S. Underwriters and obtain the consent of the Representative to the filing;

            (f) Timely file such reports pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act;

            (g) For a period of five years following the Effective Time, to furnish to the Representative copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; and

            (h) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

            7. FURTHER AGREEMENT OF THE PARTICIPATING SELLING Stockholders. Each Participating Selling Stockholder agrees to deliver to the Representative prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-9.

            8.    EXPENSES.

            (a) The Company and/or the U.S. Underwriters agree to pay the following expenses: (i) the costs incident to the authorization, sale and delivery of the Stock and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (iv) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) the costs of delivering and distributing the Powers of Attorney and the Custody Agreements and the fees and expenses of the Custodian (and any other Attorney-in-Fact); (vi) the filing fees incident to securing any required review by the NASD of the terms of sale of the Stock; (vii) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6 hereof and of preparing, printing and distributing a blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") (including related fees and expenses of counsel to the U.S. Underwriters); (viii) the preparation and delivery of the certificates for the Stock to the U.S. Underwriters and the International Managers; (ix) the fees and disbursements of the Company's counsel, accountants and other advisors; and (x) all other costs and expenses incident to the performance of the obligations of the Company and, except as set forth in paragraph (b) below, the Participating Selling Stockholders under this Agreement and the International Underwriting Agreement. The allocation of the foregoing expenses between the Company and the U.S. Underwriters will be set forth in a separate agreement between the Company and the U.S.
      Underwriters.

            (b) The Participating Selling Stockholders agree to pay (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Stock of such Participating Selling Stockholder to the U.S. Underwriters and the International Managers and their transfer between the U.S. Underwriters and the International Managers pursuant to the Agreement Between U.S. Underwriters and International Managers and
      (ii) the fees and disbursements of their respective counsel, accountants and other advisors.

            9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company, the Bank and the Participating Selling Stockholders contained herein or in certificates of any officer of the Company or any subsidiary of the Company (including the Bank), or by or on behalf of any Participating Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, the Bank and the Participating Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the International Underwriting Agreement, the Powers of Attorney, the Custody Agreements, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Representative and counsel for the U.S.
      Underwriters.

            (c) Wachtell, Lipton, Rosen & Katz shall have furnished to the Representative their written opinion, as counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit A hereto, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

            (d) Jonathon K. Heffron, Esq., general counsel of the Company, shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

            (e) Counsel for each Participating Selling Stockholder other than Equitable shall have furnished to the Representative their written opinion, as counsel to such Participating Selling Stockholder, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C hereto, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

            (f) Counsel for Equitable shall have furnished to the Representative their written opinion, as counsel to Equitable as a Participating Selling Stockholder, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit D hereto, and to such further effect as counsel to the U.S.
      Underwriters may reasonably request.

            (g) The Representative shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the U.S. Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (h) At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the U.S. Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (j) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that the representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(l) hereof have been fulfilled.

            (k) Each Participating Selling Stockholder (or the Custodian or one or more Attorneys-in-Fact on behalf of the Participating Selling Stockholders) shall have furnished to the Representative a certificate, signed by, or on behalf of, the Participating Selling Stockholder (or the Custodian or one or more Attorneys-in-Fact) stating that the representations and warranties of such Participating Selling Stockholder contained herein are true and correct as of such Delivery Date and that such Participating Selling Stockholder has complied with all agreements contained herein to be performed by the Participating Selling Stockholder at or prior to such Delivery Date.

            (l) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change.

            (m) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

            (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several U.S. Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the U.S. Underwriters.

            10.   INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company and the Bank, jointly and severally, shall indemnify and hold harmless each Participating Selling Stockholder, each U.S. Underwriter, their respective officers and employees and each person, if any, who controls any Participating Selling Stockholder or U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which such U.S. Underwriter, Participating Selling Stockholder, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Participating Selling Stockholder and U.S. Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Participating Selling Stockholder or U.S. Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Bank shall not be liable under this Section 10(a) in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with the Participating Selling Stockholder Information or written information concerning such U.S. Underwriter furnished to the Company through the Representative by or on behalf of any U.S. Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or the Bank may otherwise have to any Participating Selling Stockholder or U.S. Underwriter or to any officer, employee or controlling person of such U.S. Underwriter.

            (b) The Participating Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each U.S. Underwriter, its officers and employees, and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which such U.S. Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is a misstatement in or omission from the Participating Selling Stockholder Information, and shall reimburse each U.S. Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that U.S. Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that each Participating Selling Stockholder's aggregate liability under this Section 10 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Participating Selling

Stockholders may otherwise have to any U.S. Underwriter or any officer, employee or controlling person of that U.S. Underwriter. Stockholder from the sale of Stock pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability which the Participating Selling

            (c) Each U.S. Underwriter, severally and not jointly, shall indemnify and hold harmless each Participating Selling Stockholder, the Company, their respective officers and employees, each of their respective directors and each person, if any, who controls such Participating Selling Stockholder or the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Participating Selling Stockholder, the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representative by or on behalf of such U.S. Underwriter specifically for inclusion therein, and shall reimburse such Participating Selling Stockholder, the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by such Participating Selling Stockholder, the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any U.S. Underwriter may otherwise have to the Participating Selling Stockholders, the Company or any such director, officer, employee or controlling person.

            (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that (i) the Representative shall have the right to employ counsel to represent jointly the Representative and those other U.S. Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the U.S. Underwriters against the Company, the Bank or any Participating Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those U.S. Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Bank, and (ii) notwithstanding the indemnifying party's election to appoint counsel to represent the Participating Selling Stockholders in an action, each Participating Selling Stockholder shall have the right to employ separate counsel, and the indemnifying party shall bear the duly documented reasonable fees, costs and expenses of such separate counsel, if (A) in the reasonable judgment of such Participating Selling Stockholder, the use of counsel chosen by the indemnifying party to represent such Participating Selling Stockholder would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both such Participating Selling Stockholder and the indemnifying party and such Participating Selling Stockholder shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to such Participating Selling Stockholder to represent such Participating Selling Stockholder within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize such Participating Selling Stockholder to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall (I) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (II) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party under Section 10(a), 10(b) or 10(c), as the case may be, in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof referred to in Section 10(a), 10(b) or 10(c), as the case may be, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, the Bank and the Participating Selling Stockholders on the one hand and the U.S. Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and the Participating Selling Stockholders on the one hand and the U.S. Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. As between the Company and the Bank on the one hand and the Participating Selling Stockholders on the other, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company and the Bank on the one hand and the Participating Selling Stockholders on the other. The relative benefits received by the Company, the Bank and the Participating Selling Stockholders on the one hand and the U.S. Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, the Bank and the Participating Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank, the Participating Selling Stockholders or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Bank and information supplied by the Company shall also be deemed to have been supplied by the Bank. The Company, the Bank, the Participating Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by PRO RATA allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 10(e). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (A) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and (B) each Participating Selling Stockholder's aggregate liability under this Section 10 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Participating Selling Stockholder from the sale of Stock pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

            (f) The U.S. Underwriters severally confirm and the Company acknowledges that the statements with respect to the secondary offering of the Stock by the U.S. Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus Supplement are correct and constitute the only information concerning such U.S. Underwriters furnished in writing to the Company by or on behalf of the U.S. Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

            11. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any U.S. Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting U.S. Underwriters shall be obligated to purchase the Stock which the defaulting U.S. Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of Firm Stock set opposite the name of each remaining non-defaulting U.S. Underwriter in Schedule 1 hereto bears to the total number of shares of Firm Stock set opposite the names of all the remaining non-defaulting U.S. Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting U.S. Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting U.S. Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting U.S. Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining U.S. Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Stock which the defaulting U.S. Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the U.S. Underwriters to purchase, and of the Participating Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company or the Participating Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 8 hereof. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting U.S. Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting U.S. Underwriter of any liability it may have to the Company and the Participating Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing U.S. Underwriter, the Representative, the Company and the Participating Selling Stockholders may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the U.S. Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            12. TERMINATION. The obligations of the U.S. Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Participating Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(n) hereof shall have occurred or if the U.S. Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

            13. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 10(d) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

            (b) if to the Company or the Bank, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jonathon K.
      Heffron, Esq. (Fax: 713-543-6469);

            (c) if to any Participating Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission to such Participating Selling Stockholder at the address set forth on Schedule 2 hereto;

PROVIDED, HOWEVER, that any notice to a U.S. Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Participating Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S. Underwriters by the Representative and the Company and the U.S. Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Participating Selling Stockholders by the Custodian.

            14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Bank, the Participating Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the indemnities of the Participating Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any U.S. Underwriter within the meaning of

Section 15 of the Securities Act and each International Manager (and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (b) the indemnity agreement of the U.S. Underwriters contained in
Section 10(c) hereof shall be deemed to be for the benefit of directors of the Company and each Participating Selling Stockholder, officers of the Company who have signed the Registration Statement and any person controlling the Company and each Participating Selling Stockholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            15. SURVIVAL. The respective representations, warranties and agreements of the Company, the Bank, the Participating Selling Stockholders and the U.S. Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            16. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the 1933 Act Regulations.

            17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

            18. CONSENT TO JURISDICTION. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address as set forth in Section 13 hereof shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            19. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement among the Company, the Bank, the Participating Selling Stockholders and the U.S. Underwriters, please indicate your acceptance in the space provided for that purpose below.

            [FOR ELECTRONIC FILINGS MADE UNDER EDGAR, UNDERWRITERS' COUNSEL IS REQUESTED TO MAINTAIN ONE SET OF MANUALLY SIGNED SIGNATURE PAGES.]

                                Very truly yours,

                                BANK UNITED CORP.

                                    By:
                                      Name:
                                     Title:


                                   BANK UNITED

                                    By:
                                      Name:
                                     Title:


                                     The Participating Selling Stockholders
                                     named in Schedule 2 to this Agreement
                                     other than Equitable

                                     By:
                                      Name:
                                         Attorney-in-Fact

                                     EQUITABLE DEAL FLOW FUND, L.P.

                                     BY:   EQUITABLE MANAGED ASSETS, L.P.,
                                         as General Partner

                                     By:   THE EQUITABLE LIFE ASSURANCE
                                             SOCIETY OF THE UNITED STATES,
                                         as General Partner

                                     By:
                                      Name:
                                              Title: INVESTMENT OFFICER


                                     EQUITABLE CAPITAL PARTNERS, L.P.

                                     BY:   ALLIANCE CORPORATE FINANCE
                                         GROUP INCORPORATED,
                                         as Managing General Partner

                                     By:
                                      Name:
                                           Title: SENIOR VICE PRESIDENT
                                     EQUITABLE CAPITAL PARTNERS (RETIREMENT
                                   FUND), L.P.

                                     BY:   ALLIANCE CORPORATE FINANCE
                                         GROUP INCORPORATED,
                                         as Managing General Partner

                                     By:
                                      Name:
                                           Title: SENIOR VICE PRESIDENT
Accepted:

LEHMAN BROTHERS INC.,
  as Representative

By:
   Name:
   Title:

                                 SCHEDULE 1



U.S. UNDERWRITERS                                        NUMBER OF SHARES
Lehman Brothers Inc.                                          710,110
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated                                            710,105
Smith Barney Inc.                                             710,105
Bear, Stearns & Co. Inc.                                       44,500
Sanford C. Bernstein & Co., Inc.                               44,500
Credit Suisse First Boston Corporation                         44,500
A.G. Edwards & Sons, Inc.                                      44,500
Fox-Pitt, Kelton Inc.                                          44,500
Goldman, Sachs & Co.                                           44,500
Keefe, Bruyette & Woods, Inc.                                  44,500
Montgomery Securities                                          44,500
Morgan Stanley & Co. Incorporated                              44,500
PaineWebber Incorporated                                       44,500
Principal Financial Securities, Inc.                           44,500
Rauscher Pierce Refsnes, Inc.                                  44,500
Salomon Brothers Inc                                           44,500
H.C. Wainwright & Co., Inc.                                    44,500
Advest, Inc.                                                   21,000
Robert W. Baird & Co. Incorporated                             21,000
M.R. Beal & Company                                            21,000
Cowen & Company                                                21,000
Doft & Co., Inc.                                               21,000
First of Michigan Corporation                                  21,000
Friedman, Billings, Ramsey & Co., Inc.                         21,000
Furman Selz LLC                                                21,000
Hoefer & Arnett Inc.                                           21,000
Legg Mason Wood Walker, Incorporated                           21,000
McDonald & Company Securities, Inc.                            21,000
Roney & Co., L.L.C.                                            21,000
Sanders Morris Mundy Inc.                                      21,000
Southeast Research Partners, Inc.                              21,000
Southwest Securities, Inc.                                     21,000
Stifel, Nicolaus & Company, Incorporated                       21,000
William K. Woodruff & Company
       Incorporated                                            21,000

       Total........................                        3,110,320
                                                            =========

                                     S1-1

                                  SCHEDULE 2



       NAME AND ADDRESS OF
     PARTICIPATING SELLING            NUMBER OF SHARES OF   NUMBER OF SHARES OF
          STOCKHOLDERS                    FIRM STOCK            OPTION STOCK

   Equitable Deal Flow Fund L.P.            473,879                47,388
   Equitable Capital Partners L.P.          566,940                56,694
   Equitable Capital Partners
   (Retirement Fund) L.P.                   279,180                27,918
   The Sweater Trust (Leslie
   Wexner)                                  378,842                37,884
   Leslie Wexner                             87,445                 8,745
   Institutional Interests (Leslie
   Wexner)                                  194,176                19,418
   Marilyn B. Arison                        252,562                25,256
   The Airlie Group                         252,562                25,256
   Connie S. Mariatty                         3,157                   316
   CHESED Congregations of America           74,182                 7,418
   United Congregation Mesorah              265,455                26,545
   Ranieri Bros., Shay & Co.                 14,172                 1,417

   SunAmerica Inc.                           267,768               26,777
            Total...................      3,110,320               311,033

                                     S2-1

                                                                     EXHIBIT A-1


                             FORM OF OPINION OF
                        WACHTELL, LIPTON, ROSEN & KATZ
                   TO BE DELIVERED PURSUANT TO SECTION 9(C)

                   (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware.

                   (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan holding company.

                   (iii) The Bank is the only "significant subsidiary" of the
            Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Exhibit _ to the Registration Statement which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                   (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                   (v) The sale of the Common Stock to the U.S. Underwriters and the International Managers by the Participating Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                   (vi) The form of certificate used to evidence the Common
            Stock to be sold in the Offerings contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate and By-Laws of the Company, and with the requirements of the NASDAQ National Stock Market.

                   (vii) The Registration Statement has been declared effective under the Securities Act; each Prospectus as supplemented by a Prospectus Supplement has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                   (viii) The Registration Statement, the Rule 430A Information, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the 1933 Act Regulations.

                   (ix) The information in the Prospectus under the captions
            "Risk Factors -- Limitations on Use of Tax Losses; Restrictions on Transfers of Stock," "Risk Factors -- Holding Company Structure; Ability to Pay Dividends," "Description of Capital Stock," "Business -- The Assistance Agreement -- Warrant Agreement," "Legal Proceedings," and in the Registration Statement under "Part II. Information Not Required in Prospectus -- Item 14. Indemnification of Directors and Officers," to the extent that such information constitutes matters of law, summaries of legal matters, the Certificate or By-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                   (x) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                   (xi) All statements in the Registration Statement about
            contracts and other documents to which the Company or its subsidiaries are a party, insofar as such statements purport to summarize provisions of such contracts and documents, provide a fair summary of such provisions, and we do not know of contracts or other documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not filed or described as required.

                   (xii) Neither the Company, the Bank nor any of their
            respective subsidiaries is in violation of its charter or by-laws and, to the best of our knowledge, no default by the Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                   (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC (other than under the Securities Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required for the performance by the Company of its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement in connection with the offering or sale of the Stock by the Participating Selling Stockholders under the U.S. Underwriting Agreement and the International Underwriting Agreement, for the consummation by the Company and the Bank of the transactions contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement or the other transactions described in the Registration Statement under the caption "The Company -- Background of the Offering."

                   (xiv) The execution, delivery and performance of the U.S.
            Underwriting Agreement and the International Underwriting Agreement by the Company and the Bank, the consummation of the transactions contemplated thereby, and compliance by each of the Company and the Bank with their respective obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized by all necessary corporate action and do not and will not result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company. Each of the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Bank.

                   (xv) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank under the Securities Act, except as described in Registration Statement or as set forth in any agreement described therein as containing such rights.

                   (xvi) The Company is not, and upon the sale of the Stock as contemplated in the U.S. Underwriting Agreement and the International Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at either Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                  * * * * *

            In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). All terms used but not defined in this exhibit should have the meanings ascribed to them in the U.S. Underwriting Agreement and should be defined accordingly in the form of opinion to be delivered.

                                                                    EXHIBIT B-1


                             FORM OF OPINION OF
                            JONATHON K. HEFFRON,
                       GENERAL COUNSEL OF THE COMPANY,
                   TO BE DELIVERED PURSUANT TO SECTION 9(D)

                   (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware.

                   (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement. The activities of each of the Company's subsidiaries are permitted to subsidiaries of a savings and loan holding company.

                   (iii) The Bank is the only "significant subsidiary" of the
            Company (as such term is defined in Rule 1-02 of Regulation S-X). The only subsidiaries of the Company other than the Bank are the wholly-owned subsidiaries of the Bank listed on Exhibit __ to the Registration Statement, which, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X. The activities of all of the Bank's subsidiaries are permitted to subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

                   (iv) The Bank is a federally chartered stock savings bank, duly incorporated and validly existing under the laws of the United States, and the Bank's charter is in full force and effect. The Bank is a member of the Federal Home Loan Bank of Dallas and has been duly issued a certificate stating that its savings accounts are insured by the FDIC in accordance with applicable law, and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best of my knowledge, threatened.

                   (v) The Bank has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement.

                   (vi) Each subsidiary of the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. The activities described in the Prospectus of each of the Bank's subsidiaries are permitted activities of subsidiaries of a federally chartered savings bank, the deposits of which are insured by the SAIF, which is administered by the FDIC.

                   (vii) The Company, the Bank and each subsidiary of the
            Company or the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                   (viii) All of the issued and outstanding capital stock of the
            Bank and each subsidiary of the Bank has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or through subsidiaries, to the best of my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

                   (ix) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company, including the shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers from the Participating Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                   (x) The sale of the Common Stock to the U.S. Underwriters and the International Managers by the Participating Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                   (xi) There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or the Bank or any of their respective subsidiaries is a party, or to which the property of the Company or the Bank or any of their respective subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Underwriting Agreement or the International Underwriting Agreement or the performance by the Company and the Bank of their respective obligations thereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Bank, or any of their respective subsidiaries is known by me to be a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. No cease and desist order has been entered by the OTS or the FDIC against the Company, the Bank or any of their respective subsidiaries. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                   (xii) The information in the Prospectus under the captions
            "Risk Factors -- Limitations on Use of Tax Losses; Restrictions on Transfers of Stock," "Risk Factors -- Holding Company Structure; Ability to Pay Dividends," "Description of Capital Stock," "Business -- The Assistance Agreement," "Legal Proceedings," and in the Registration Statement under "Part II. Information Not Required in Prospectus -- Item 14. Indemnification of Directors and Officers," to the extent that such information constitutes matters of law, summaries of legal matters, the Company's Certificate or Bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

                   (xiii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                   (xiv) All descriptions in the Registration Statement of
            contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                   (xv) Neither the Company, the Bank nor any of their
            respective subsidiaries is in violation of its charter or by-laws and no default by the

            Company, the Bank or any of their respective subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

                   (xvi) The execution, delivery and performance of the U.S.
            Underwriting Agreement and the International Underwriting Agreement by the Company and the Bank, and the consummation of the transactions contemplated thereby and compliance by each of the Company and the Bank with its respective obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(j) of the U.S. Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or any of their respective subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Bank or any of their respective subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Bank, or any of their respective subsidiaries or any of their respective properties, assets or operations.

                   (xvii) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Bank under the Securities Act, except as described in Registration Statement or as set forth in any agreement described therein as containing such rights.

                   (xviii) The Company, the Bank and each of its subsidiaries possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company, the Bank and each of its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, the Bank nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                   (xix) The Company, the Bank and each of their respective
            subsidiaries have good and marketable title to all real, tangible and intangible property reflected in the most recent balance sheet included in the Prospectus as owned by the Company, the Bank and its subsidiaries and good title to all other properties reflected in the most recent balance sheet included in the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Bank or any of their respective subsidiaries; or, with respect to any such real property, render title unmarketable as to a material part thereof and all of the leases and subleases material to the business of the Company, the Bank and of their respective subsidiaries, considered as one enterprise, and under which the Company, the Bank or any of their respective subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company, the Bank nor any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Bank or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Bank or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                   (xx) Except as described in the Registration Statement or
            except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company, the Bank and each of their respective subsidiaries is not in violation of any Environmental Laws, (B) the Company, the Bank and each of their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Bank or any of their respective subsidiaries and (D) to the knowledge of the Company there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Bank or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

                   (xxi) In the event the Company shall become either directly or indirectly a bank holding company for purposes of the BHC Act and the BHC Rules, the current activities of the Company and its subsidiaries (as defined in the BHC Rules) would be activities permissible for a bank holding company under the BHC Act and the BHC Rules.

                   (xxii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign including, without limitation, the OTS and FDIC is necessary or required by federal banking laws and regulations for the performance by the Company of its obligations under the U.S. Underwriting Agreement and the International Underwriting Agreement in connection with the offering or sale of the Stock by the Participating Selling Stockholders under the U.S. Underwriting Agreement and the International Underwriting Agreement or the consummation by the Company and the Bank of the transactions contemplated by the U.S. Underwriting Agreement and the International Underwriting Agreement.

            Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the information included in any Prospectus that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at either Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                  * * * * *



            In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of

Business Law (1991). All terms used but not defined in this exhibit should have the meanings ascribed to them in the U.S. Underwriting Agreement and should be defined accordingly in the form of opinion to be delivered.

                                                          EXHIBIT CEXHIBIT C-1

                          FORM OF OPINION OF COUNSEL
                    TO PARTICIPATING SELLING STOCKHOLDERS
                             OTHER THAN EQUITABLE
                   TO BE DELIVERED PURSUANT TO SECTION 9(E)


                           [LETTERHEAD OF COUNSEL]




                                                February 5, 1997


LEHMAN BROTHERS INC. ,
   as Representative of the several U.S. Underwriters
LEHMAN BROTHERS INTERNATIONAL (EUROPE),
   as Lead Manager of the several International Managers
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285


Ladies and Gentlemen:

            We have acted as special counsel to [INSERT NAME OF PARTICIPATION SELLING STOCKHOLDERS(S) REPRESENTED] (the "Represented Stockholder(s)") in connection with the offering by the Represented Stockholder(s) of up to _____ shares (including shares to be sold upon exercise of over-allotment options) of Class A common stock, par value $0.01 per share (the "Common Stock"), of Bank United Corp., a Delaware corporation (the "Company"), offered by the Participating Selling Stockholders pursuant to a registration statement of the Company on Form S-1 (No. 333-19237). This opinion letter is furnished pursuant to Section 9(e) of (i) the underwriting agreement (the "U.S. Underwriting Agreement"), dated February 5, 1997, among the Company, Bank United, a federally chartered savings institution (the "Bank"), the persons listed on Schedule 2 thereto (the "Participating Selling Stockholders") and the several underwriters named in Schedule 1 thereto (the "U.S. Underwriters") and (ii) the underwriting agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") dated February 5, 1997, among the Company, the Bank, the Participating Selling Stockholders and the managers named in Schedule 1 thereto (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") in connection with the closing of the sale by the Represented Stockholder(s) of such shares (the "Stock"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the U.S. Underwriting Agreement.

            In arriving at the opinions expressed below, we have reviewed the following:

            (a) the forms of U.S. Underwriting Agreement and International Underwriting Agreement;

            (b) an executed copy of a power of attorney of each Represented Stockholder dated January 31, 1997 (the "Power of Attorney"); and

            (c) an executed copy of a custody agreement between each Represented Stockholder, the Company and The Bank of New York, as custodian, dated as of February 3, 1997 (the "Custody Agreement").

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Participating Selling Stockholders in the U.S. Underwriting Agreement and the International Underwriting Agreement). In addition, with respect to Participating Selling Stockholders who are natural persons, we have assumed the legal capacity of each such Participating Selling Stockholder.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

             (i) Each of the Represented Stockholders has the [corporate]* power and authority to enter into the U.S. Underwriting Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell transfer and deliver the Stock to be sold by such Represented Stockholder under the U.S. Underwriting Agreement and the International Underwriting Agreement.

             (ii) The Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each Represented Stockholder, and each constitutes the valid and binding obligation of such Represented Stockholder.

             (iii) The execution and delivery of the U.S. Underwriting Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the sale of Stock by each Represented Stockholder to the U.S. Underwriters and the International Managers, and compliance by such Represented Stockholder with the terms of the U.S. Underwriting Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement [do not and will not result in a violation of the certificate of incorporation and by laws or comparable constitutional documents of such Represented Stockholder, and]* do not and will not conflict with, or result in a breach of any of the terms and provision of, or constitute a default under any statute, rule or regulation applicable to such Represented Stockholder [or its legal or regulatory status in each case], that in our experience are normally applicable to transactions of the type provided for in the U.S. Underwriting Agreement and the International Underwriting Agreement.

             (iv) Assuming execution and delivery of each of the U.S. Underwriting Agreement and the International Underwriting Agreement by one of the Attorneys (as defined in the Power of Attorney), each of the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by each of the Represented Stockholders.

             (v) No consent, approval, authorization or order of or qualification by the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), the State of New York or any federal or foreign governmental body or agency is required for the performance by any Represented Stockholder of its obligations under the U.S. Underwriting Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement, except such (i) as may be required by U.S. federal or state or foreign securities laws and (ii) as are applicable to any Represented Stockholder solely because of its specific status (including regulatory status) other than its status as a Participating Selling Stockholder, as to both of which we express no opinion.

             (vi) Assuming that the U.S. Underwriters and the International Managers purchase the shares of Stock to be delivered by or on behalf of the Represented Stockholders on the date hereof in good faith and without notice of any security interests, claims, liens, equities, encumbrances and other adverse claims, as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, the delivery of certificates representing such Stock, duly endorsed to the U.S. Underwriters or the International Managers or in blank, will pass to the U.S. Underwriters and the International Managers valid title to such shares of Stock, free and clear of all security interests, claims, liens, equities, encumbrances and other adverse claims.

            Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of a Represented Stockholder, we have assumed that each other party to such agreement or obligation has duly authorized and executed such agreement or obligation and has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. In addition, the foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

            We are furnishing this opinion letter to you, as Representative of the U.S. Underwriters and as Lead Manager for the International Managers, solely for the benefit of the U.S. Underwriters and the International Managers in connection with the offering of the Stock. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                [NAME OF COUNSEL]



                                    By

                                                                       EXHIBIT D

                          FORM OF OPINION OF COUNSEL
                                TO EQUITABLE,
                    AS PARTICIPATING SELLING STOCKHOLDERS,
                   TO BE DELIVERED PURSUANT TO SECTION 9(F)


                [LETTERHEAD OF IN-HOUSE COUNSEL TO EQUITABLE]




                                                February 5, 1997


LEHMAN BROTHERS INC. ,
   as Representative of the several U.S. Underwriters
LEHMAN BROTHERS INTERNATIONAL (EUROPE),
   as Lead Manager of the several International Managers
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285


Ladies and Gentlemen:

            We have acted as special counsel to Equitable Deal Flow Fund L.P., Equitable Capital Partners L.P., Equitable Capital Partners (Retirement Fund) L.P. (each, a "Represented Stockholder" and collectively, the "Represented Stockholders"), as Participating Selling Stockholders (as defined below) in connection with the offering by the Represented Stockholders of up to _____ shares (including shares to be sold upon exercise of over-allotment options) of Class A common stock, par value $0.01 per share (the "Common Stock"), of Bank United Corp., a Delaware corporation (the "Company"), offered by the Represented Stockholders and certain other stockholders of the Company pursuant to a registration statement of the Company on Form S-1 (No. 333-19237). This opinion letter is furnished pursuant to Section 9(f) of (i) the underwriting agreement (the "U.S. Underwriting Agreement") dated February 5, 1997, among the Company, Bank United, a federally chartered savings institution (the "Bank"), the persons listed on Schedule 2 thereto (the "Participating Selling Stockholders") and the several underwriters named in Schedule 1 thereto (the "U.S. Underwriters") and
(ii) the underwriting agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") dated February 5, 1997, among the Company, the Bank, the Participating Selling Stockholders and the managers named in Schedule 1 thereto (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") in connection with the closing of the sale by the Represented Stockholders of such shares (the "Stock"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the U.S. Underwriting Agreement.

            In arriving at the opinions expressed below, we have reviewed the following:

            (a) executed copies of the U.S. Underwriting Agreement and the International Underwriting Agreement; and

            (b) an executed copy of a custody agreement between each Represented Stockholder, the Company and The Bank of New York, as custodian, dated as of February 3, 1997 (the "Custody Agreement").

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and each Represented Stockholder in the U.S. Underwriting Agreement and the International Underwriting Agreement).

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

             (i) Each Represented Stockholder has the corporate power and authority to enter into the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement and to sell transfer and deliver the Stock to be sold by each Represented Stockholder under the U.S. Underwriting Agreement and the International Underwriting Agreement.

             (ii) The Custody Agreement has been duly authorized, executed and delivered by each Represented Stockholder, and each constitutes the valid and binding obligation of each Represented Stockholder.

             (iii) The execution and delivery of the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement and the sale of Stock by each Represented Stockholder to the U.S. Underwriters and the International Managers, and compliance by each Represented Stockholder with the terms of the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement do not and will not result in a violation of the certificate of incorporation and by laws or comparable constitutional documents of such Represented Stockholder, and do not and will not conflict with, or result in a breach of any of the terms and provision of, or constitute a default under any statute, rule or regulation applicable to any Represented Stockholder or its respective legal or regulatory status in each case, that in our experience are normally applicable to transactions of the type provided for in the U.S. Underwriting Agreement and the International Underwriting Agreement.

             (iv) Each of the U.S. Underwriting Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by each Represented Stockholder.

             (v) No consent, approval, authorization or order of or qualification by the State of Delaware (as it relates to the General Corporation Law of the State of Delaware), the State of New York or any federal or foreign governmental body or agency is required for the performance by any Represented Stockholder of its respective obligations under the U.S. Underwriting Agreement, the International Underwriting Agreement and the Custody Agreement, except such
(i) as may be required by U.S. federal or state or foreign securities laws and
(ii) as are applicable to any Represented Stockholder solely because of its specific status (including regulatory status) other than its status as a Participating Selling Stockholder, as to both of which we express no opinion.

             (vi) Assuming that the U.S. Underwriters and the International Managers purchase the shares of Stock to be delivered by or on behalf of each Represented Stockholder on the date hereof in good faith and without notice of any security interests, claims, liens, equities, encumbrances and other adverse claims, as such term is used in Section 8-302 of the Uniform Commercial Code as in effect in the State of New York, the delivery of certificates representing such shares of Stock, duly endorsed to the U.S. Underwriters or the International Managers or in blank, will pass to the U.S. Underwriters and the International Managers valid title to such shares of Stock, free and clear of all security interests, claims, liens, equities, encumbrances and other adverse claims.

            Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of any Represented Stockholder, we have assumed that each other party to such agreement or obligation has duly authorized and executed such agreement or obligation and has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it. In addition, the foregoing opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

            The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

            We are furnishing this opinion letter to you, as Representative of the U.S. Underwriters and as Lead Manager of the International Managers, solely for the benefit of the U.S. Underwriters and the International Managers in connection with the offering of the Stock. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                Very truly yours,

                                [NAME OF COUNSEL]



                                    By


*     Insert for corporate entities.